Exhibit (d)
                           Management Contract Between
                          the Cappiello-Rushmore Trust
                                       and
                     McCullough, Andrews & Cappiello, Inc.,
                                   as amended




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                           MANAGEMENT CONTRACT BETWEEN

                          THE CAPPIELLO-RUSHMORE TRUST

                                       AND

                         McCULLOUGH, ANDREWS & CAPPIELLO


       This Management Contract ( the "Contract"), dated as of the 13th day of July, l992, is entered into by and between The Cappiello-Rushmore Trust (the "Trust") and McCullough, Andrews
& Cappiello (the "Manager").

A. The Trust has engaged Money Management Associates ( the "Administrator") to render or make available to the Funds, at their expense, all services needed for management and operation of the Funds except for the management of the Funds' investment portfolios.

B. The Trust wishes to engage the Manager, and the Manager wishes to be engaged, to manage the Funds' investment portfolios.

WITNESSETH:
       That in consideration of the mutual covenants hereinafter contained, it is agreed as follows:

         1. The Trust hereby employs the Manager to manage the investment and reinvestment of the assets of each of the Funds comprising the Trust in accordance with the investment objectives and policies as set forth in the Trusts registration statement filed pursuant to the Investment Company Act of 1940 and the Securities Act of 1933 (the "Registration Statement") and subject to the direction and control of the officers and Board of Trustees of the Trust, for the period and on the terms set forth in this Contract. The Manager hereby accepts such employment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided.

         2. The Manager assumes and shall pay all expenses in connection with the management of the investment and reinvestment of the portfolio assets of the Funds, except that the Funds assume and shall pay all broker's commissions, issue and transfer taxes chargeable to the Funds in connection with securities transactions to which the Funds are a party.






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         3. In connection with the investment and  reinvestment of the assets of the Funds, the Manager is authorized on behalf of the Funds, to place orders for the execution of the Funds' portfolio transactions in accordance with the applicable policies of the Funds as set forth in the Trust's Registration Statement, as such Registration Statement may be amended from time to time. The Manager shall place orders for the purchase or sale of securities either directly with the issuer or with a broker or dealer selected by the Manager. In placing each Fund's securities trades, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution, so that each Fund's total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Manager may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party.

         It is  understood  that it is desirable  for the Funds that the Manager have access to  investment  and market  research  and  securities  and  economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Funds than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Funds may be made with brokers who provide such research and analysis, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice to determine whether each fund benefits, directly or indirectly, from such practice. It is understood by both parties that the Manager may select broker-dealers for their execution of the funds portfolio transactions who provide research and analysis as the Manager may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis also may be useful to the Manager in connection with its services to other clients.





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         On occasions  when the Manager deems the purchase or sale of a security to be in the  best  interests  of one or more of the  Funds  as well as of other
clients,   the  Manager,   to  the  extent  permitted  by  applicable  laws  and
regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

         4. As compensation for the services to be rendered and the charges and expenses to be assumed and paid by the Manager as provided in Section 2, each Fund shall pay the Manager an annual fee based the average daily net asset value of the respective Fund in accordance with the following schedule:

    Growth Fund...........................0.50%    (one-half of one percent)
    Emerging Growth Fund..................0.50%    (one-half of one percent
    Utility Income Fund...................0.35%    (35/100's of one percent)

The fee will be paid monthly not later than the fifth (5th) business day of the month following the month for which services have been provided. In the event of termination of this contract, the fee shall be computed on the basis of the period ending on the last business day on which this contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month, and such fee shall be payable on the date of termination of this Contract with respect to such Fund. For purposes of calculating the Manager's fee, the value of the net assets of each Fund shall be determined in the same manner as that Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in such Fund's current Prospectus and Statement of Additional Information.





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         5.  Subject to and in  accordance  with the Bylaws and  Declaration  of
Trust of the Trust and the Bylaws and Articles of Incorporation of the Manager respectively, and the Investment Company Act of 1940, trustees, officers, agents and shareholders of the Funds are or may be interested in the Manager or its affiliates (or any successor thereof) as shareholders or officers, directors, agents, or otherwise, and directors, officers, agents or shareholders of the Manager or its affiliates are or may be interested in the Fund as trustees, officers, agents, shareholders or otherwise, and the Manager or its affiliates may be interested in the Fund as shareholders or otherwise; and the effect of any such interrelationships shall be governed by said governing instruments and the applicable provisions of the Investment Company Act of 1940. The Manager shall notify the Trust of any change in ownership or control of McCullough, Andrews & Cappiello that causes an "assignment" of this Contract (as the term "assignment" is defined in the Investment Company Act of 1940 and the rules and regulations promulgated thereunder) within a reasonable time after such change.

         6. During the term of this Contract, the Trust agrees (A) to provide the Manager with copies of all prospectuses, statements of additional information, proxy statements, registration statements, reports to shareholders, sales literature, and other material prepared for distribution to shareholders of the Trust or the public that refer in any way to the Manager not later than the date such material is first distributed to the public, or sooner if practicable, and the Trust shall not use such material, or shall discontinue use of such material, if the Manager reasonably objects in writing within five business days (or within such other time as may be mutually agreed) after the Manager's receipt thereof; (B) to provide the Manager with true and correct copies of each amendment or supplement to the Trust's Registration Statement (including any prospectus and statement of additional information included therein), By-Laws and Declaration of Trust not later than the date such amendment or supplement first becomes effective, or sooner if practicable; and
(C) to provide the Manager with (i) written notice of any resolutions, policies, restrictions or procedures adopted by the Trust's Board of Trustees which affect the Manager's investment management responsibilities hereunder, and (ii) a list of every natural person or entity deemed by the Trust to be an "affiliated person or promoter of or principal underwriter for the Trust or an affiliated person of such person," as such terms are defined or used in Sections 2(a) (3), 2(a) (29), 2(a) (30) and 17 of the Investment Company Act of 1940, and the Trust shall promptly notify the Manager of any additions or deletions to such list.




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         7. This contract  shall become  effective  with respect to such Fund on the date first above written, and continue in effect until the first meeting of the shareholders of such Fund occurring subsequent to the date hereof (but in no event longer than two years from the date hereof), and if approved at such shareholders' meeting, until two years from the date hereof, and thereafter only so long as such continuance is approved with respect to such Fund at least annually by a vote of a majority of the Trust's Board of Trustees, including the votes of a majority of the Trustees who are not parties to such contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting such approval. Provided, however, that (a) this Contract may be terminated without penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of such Fund, on sixty-days prior written notice to the Manager, (b) this Contract shall automatically terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940), and (c) this Contract may be terminated by the Manager on sixty-days prior written notice to the Trust. Any notice under this Contract shall be given as provided in Section (11) below. As used in this Contract, the terms "interested persons" and "vote of a majority of the outstanding securities" shall have the respective meanings set forth in Section 2(a) (19) and Section 2(a) (42) of the Investment Company Act of 1940.

         8. The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager and each of its affiliates shall be free to render similar services to others so long as its services hereunder are not impaired thereby. The Manager shall for purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         9. No provisions of this Contract shall be deemed to protect the Manager against any liability to the Trust or its shareholders to which it otherwise would be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Contract. Nor shall any provisions hereof be deemed to protect any trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder, the Manager shall not br subject to liability to the Trust, any of the Funds or to any shareholder of any Fund for any act or omission in the course of



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or connected with,  rendering  services  hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or other property by any of the Funds. The Manager shall not be required to do or refrain from doing or concur in anything which (by act or omission to act)may impose any liability on it. Any person, even though also an officer, director, partner, employee or agent of the Manager, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed when rendering services to the Trust or acting on any business of the Trust to be rendering such services to or acting solely for the Trust and not as the Manager's officer, director, partner, employee or agent or as one under the Manager's control or direction even though paid by the Manager. The Manager shall not be required to take any legal action on behalf of the Trust unless fully indemnified to the Manager's reasonable satisfaction for all costs and liabilities likely to be incurred or suffered by it. If the Trust requires the Manager to take any action which in the Manager's opinion may make the Manager liable for payment of monies or liable in any other way, the Manager shall be and kept indemnified in any reasonable amount and form satisfactory to it as a prerequisite to taking such action. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this contract shall not be affected thereby.

         10. The Trust represents and warrants that it is duly registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as an open-end management investment company, and that all required action has been taken by the Trust under the Securities Act of 1933 and the Investment Company Act of 1940 to permit the public offering of and to consummate the sale of, the shares of beneficial interest in the Trust pursuant to its current prospectus.

         11. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by prepaid, first class letter posted to the following addresses, or to such other address as shall be designated in a notice given in accordance with this section, and such notice shall be deemed to have been given at the time of delivery of, if sent by post, five weekdays after posting by airmail.





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If to the Trust:

           Cappiello-Rushmore Trust
           4922 Fairmont Avenue
           Bethesda, MD 20814

If to the Manager:

           McCullough, Andrews & Cappiello
           101 California Street
           Suite 4250
           San Francisco, CA 94111

         12. This Contract shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents to be entered into and performed entirely within California.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed on the date first above written.

WITNESS:         THE CAPPIELLO-RUSHMORE TRUST


                 /s/Daniel O'Connor
                 By: President and Treasurer


WITNESS: McCULLOUGH, ANDREWS & CAPPIELLO


                 /s/Frank A. Cappiello
                 By: President



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                                    AMENDMENT
                                       TO
                               MANAGEMENT CONTRACT
                                     BETWEEN
                            CAPPIELLO-RUSHMORE TRUST
                                       AND
                      McCULLOUGH, ANDREWS & CAPPIELLO, INC.

         The following amendment is hereby made to the Management Contract dated July 13, 1992 between the Cappiello-Rushmore Trust and McCullough, Andrews & Cappiello, Inc. The following paragraph is added to Section 4 of said contract:

         As compensation for the services to be rendered and the charges and expenses to be assumed and paid by the manager as provided in Section 2, the Gold Fund of the Trust shall pay the Manager an annual fee of .70 (.70%) of one percent of the average daily net asset value of the Fund. The fee will be paid monthly.

Witness                                 CAPPIELLO-RUSHMORE TRUST


/s/Linda R. Paisley                     By/s/William L. Major
                                            Secretary


Witness                                 MCCULLOUGH, ANDREWS & CAPPIELLO, INC.



/s/Linda R. Paisley                     By/s/Frank A. Cappiello
                                            President


Date:  March 7, 1994